NEWS RELEASE

FOR IMMEDIATE RELEASE

Contura Announces Third Quarter 2018 Results

BRISTOL, Tenn., November 14, 2018 - Contura Energy, Inc. (NYSE: CTRA), a leading U.S. coal supplier, today reported results for the third quarter and year-to-date through September 30, 2018.

Highlights include:

•	Net Income from continuing operations of $14 million for the third quarter 2018 compared with $10 million in the same period last year(1)

•	Adjusted EBITDA of $39 million for the quarter compared with $42 million in the same period last year(1)

•
Merger with Alpha officially closed on November 9, 2018, creating the largest metallurgical coal supplier in the U.S. The third quarter results disclosed herein do not include any effects of the Alpha transaction

•	The company now trades on the NYSE under the symbol "CTRA"

•	Successfully refinanced the company's and legacy Alpha's term loans with a new 7-year, $550 million term loan credit facility

•	Upsized the asset-backed revolving credit facility from $125 million to $225 million

	(millions, except per share)
	Three months ended Sept. 30,		Nine months ended Sept. 30,
	2018(1)	2017(1)	2018(1)	2017(1)
Net income(2)	$14.0	$9.7	$147.0	$59.1
Net income(2) per diluted share	$1.35	$0.89	$14.23	$5.45
Adjusted EBITDA(3)	$38.8	$41.5	$223.9	$234.1
Operating cash flow(4)	$60.7	$73.7	$176.3	$259.9
Capital expenditures	$18.4	$17.8	$56.7	$48.3
Tons of coal sold	3.9	3.8	12.1	12.2

__________________________________

1. Excludes discontinued operations.
2. From continuing operations.
3. These are non-GAAP financial measures. A reconciliation of Net Income to Adjusted EBITDA is included in tables accompanying the financial schedules.
4. Includes discontinued operations.

340 Martin Luther King Jr. Blvd. | P.O. Box 848 | Bristol, TN 37620 | 423.573.0300 | conturaenergy.com

“Beyond delivering another positive quarter, largely supported through continued success of our robust export platform, we are very pleased to have brought to a successful completion both the merger with Alpha and the refinancing of our term loans. These actions provide our company the scalability, both operationally and financially, to continue to thrive and return meaningful value to our shareholders," said Kevin Crutchfield, chief executive officer. "Our focus will now shift to achieving the operational, marketing and cost synergies we have targeted through this transaction and I am confident that we have the right team in place to complete the integration efficiently.”

Financial Performance

Total revenues in the third quarter were $447.9 million. Coal revenues in the third quarter, excluding freight and handling fulfillment revenues, were $352.0 million, with Central Appalachia (CAPP) coal revenues accounting for $115.1 million, Trading and Logistics (T&L) accounting for $177.8 million, and Northern Appalachia (NAPP) coal revenues totaling $59.1 million. Comparatively, in the third quarter 2017, CAPP revenues were $108.6 million, T&L revenues were $144.9 million, and NAPP revenues were $65.7 million of the $319.2 million in total coal revenues.

CAPP coal shipments for the third quarter 2018 were 1.0 million tons at an average per-ton realization of $116.62, compared to 1.0 million tons at $105.86 per ton in the prior year third quarter. Contura shipped 1.3 million tons of NAPP coal during the quarter at an average per-ton realization of $44.88, down from 1.5 million tons at $44.57 per ton in the third quarter 2017. As previously announced, NAPP volumes in the quarter were impacted by geologic conditions, including a period of reduced coal seam thickness and localized soft clay issues, which have been resolved. In the T&L segment, coal volumes increased from 1.3 million tons in the prior year period to 1.6 million tons in the third quarter 2018, while the average T&L realization increased marginally from $112.48 per ton in the prior year's third quarter to $112.81 per ton during third quarter 2018.

Freight and handling fulfillment revenues and other revenues in the third quarter 2018 were $91.0 million and $4.9 million, respectively, compared with $61.5 million and $1.9 million, respectively, in the prior year period.

•
Total costs and expenses during the third quarter 2018 were $424.0 million and cost of coal sales was $307.7 million, compared with $372.6 million and $270.8 million, respectively, in the same period a year ago. The cost of coal sales in CAPP for the quarter averaged $86.38 per ton, up from $74.02 in the prior year period. CAPP costs include $1.04 per ton in idle costs. The main drivers of increased costs versus expectations were incremental use of purchased coal, which increased the cost of coal sales per ton by approximately $3.50, and higher supply costs, which increased costs by approximately $2.00 per ton. Also, higher sales-related costs resulting from strong metallurgical coal realizations continued to contribute to higher costs per ton.

NAPP costs at $46.37 per ton were impacted by the aforementioned geologic conditions experienced during the quarter and a longwall move in September, both of which reduced production volume. NAPP costs include idle costs of $1.31 per ton. In the year ago period, NAPP cost of coal sales averaged $44.51 per ton. In the T&L segment, the cost of coal sales during the third quarter 2018 was $102.42 per ton versus $100.45 per ton in the third quarter 2017.

340 Martin Luther King Jr. Blvd. | P.O. Box 848 | Bristol, TN 37620 | 423.573.0300 | conturaenergy.com

•
Selling, general and administrative (SG&A) expenses for the third quarter 2018 were $12.4 million, down from $15.9 million in the year ago period. The year-ago period included approximately $5.0 million in non-cash stock compensation and $1.7 million in charges related to the company's incentive plan. Included in the SG&A costs for the third quarter 2018 are approximately $1.8 million in non-cash stock compensation and accrued expenses of $2.7 million related to incentive bonus plans. Depreciation, depletion and amortization was $11.1 million during the third quarter 2018 and amortization of acquired intangibles was $1.2 million, compared with $7.5 million and $14.9 million, respectively, in the same period last year, excluding discontinued operations.

•
Contura reported net income from continuing operations of $14.0 million, or $1.35 per diluted share, for the third quarter 2018. In the third quarter 2017, the company had net income from continuing operations of $9.7 million or $0.89 per diluted share.

•	Total adjusted EBITDA was $38.8 million for the third quarter, compared with $41.5 million in the prior year quarter, adjusted to remove the impact of discontinued operations.

Liquidity and Capital Resources

Cash provided by operating activities for the third quarter 2018, including discontinued operations, was $60.7 million and capital expenditures for the third quarter were $18.4 million. In the prior year period, the cash provided by operating activities was $73.7 million and capital expenditures were $17.8 million. Capital expenditures of $3.1 million from discontinued operations are excluded from the prior year total.

At the end of September 2018, Contura had $238.1 million in unrestricted cash. Total long-term debt, including the current portion of long-term debt as of September 30, 2018, was approximately $366.6 million. At the end of the quarter, the company had total liquidity of $334.4 million, including cash and cash equivalents of $238.1 million and $96.3 million of unused commitments available under the Asset-Based Revolving Credit Facility. As of September 30, 2018, the company had no borrowings and $28.7 million in letters of credit outstanding under the Asset-Based Revolving Credit Facility.

Alpha Merger Update

On November 9, 2018, the merger between Contura Energy and ANR, Inc. and Alpha Natural Resources Holdings, Inc. (together, “Alpha”) was completed, creating the largest metallurgical coal supplier in the U.S. complemented by a cost-competitive thermal coal portfolio.

In conjunction with the transaction closing, Contura shares were listed and began trading on the New York Stock Exchange (NYSE) under the symbol "CTRA." Concurrently, the company refinanced its and legacy Alpha's term loans with a new $550 million, 7-year term loan credit facility. The interest rate will be LIBOR plus 500bps. In addition, the company upsized its asset-backed revolving credit facility from $125 million to $225 million.

As previously announced, the merger is expected to generate synergies in the range of $30 million to $50 million annually.

340 Martin Luther King Jr. Blvd. | P.O. Box 848 | Bristol, TN 37620 | 423.573.0300 | conturaenergy.com

Other Business Updates

On December 11, 2017, the company announced that its wholly-owned subsidiary, Contura Coal West, LLC, completed a transaction to sell the Eagle Butte and Belle Ayr mines in Wyoming, along with related coal reserves, equipment, infrastructure and other real properties, to Blackjewel L.L.C. The public comment period for the permits is currently in process, and the final transfer is expected to be completed prior to year-end 2018.

2018 Full-Year Guidance

None of the guidance ranges described herein include any effects of the transaction with Alpha, which closed on November 9, 2018. We expect to provide full-year 2019 guidance for the combined company in early 2019.

The company expects total 2018 coal shipments to be unchanged in the range of 15.4 million to 16.8 million tons. CAPP metallurgical coal guidance remains at 3.7 million to 4.1 million tons with the T&L segment remaining at 5.6 million to 6.2 million tons. NAPP shipments are expected to be between 6.1 million and 6.5 million tons in 2018.

As of October 25, 2018, 85% of the midpoint of anticipated 2018 CAPP coal shipments were committed and priced at an average expected per-ton realization of $130.13, with the remaining 15% committed and priced based on various indices. Based on the midpoint of guidance, 90% of anticipated 2018 NAPP coal shipments were committed and priced at an average expected per-ton realization of $44.45.

Contura is increasing guidance for 2018 CAPP cost of coal sales per ton to $77.00 to $81.00 to account for increased purchase coal tons and continued strength in the metallurgical coal markets leading to higher realizations and subsequently higher sales related expenses than originally anticipated. NAPP cost estimates remain in the range of $35.00 to $38.00 per ton. Additionally, costs related to the company’s idle operations are expected to be between $10 million and $12 million for the full-year 2018.

The margin from Contura’s T&L platform is expected to average between $9 to $15 per ton for the full-year 2018.

Contura’s SG&A guidance is estimated at $32 million to $36 million, excluding one-time and non-recurring items, annual incentive bonuses and stock compensation. Capital expenditure guidance is unchanged in the range of $72 million to $82 million. Depreciation, depletion and amortization for 2018 is expected to be between $40 million and $50 million. The company expects 2018 cash interest expense to be between $25 million and $27 million.

340 Martin Luther King Jr. Blvd. | P.O. Box 848 | Bristol, TN 37620 | 423.573.0300 | conturaenergy.com

None of the guidance ranges described below include any effects of the transaction with Alpha, which closed on November 9, 2018.

in millions of tons	Low	High
CAPP	3.7	4.1
NAPP	6.1	6.5
Total Production	9.8	10.6

Contura Trading & Logistics	5.6	6.2

Total Shipments	15.4	16.8

Committed/Priced[1,2,3]	Committed	Average Price
CAPP[4]	85%	$130.13
NAPP	90%	$44.45

Committed/Unpriced[1,3]	Committed
CAPP[4]	15%

Costs per ton	Low	High
CAPP	$77	$81
NAPP	$35	$38

Margin per ton	Low	High
Contura Trading & Logistics	$9	$15

In millions (except taxes)	Low	High
SG&A5	$32	$36
Idle Operations Expense	$10	$12
Cash Interest Expense	$25	$27
DD&A	$40	$50
Capital Expenditures	$72	$82
Tax Rate	0%	5%

Notes:

1.	Based on committed and priced coal shipments as of October 25, 2018. Committed percentage based on the midpoint of shipment guidance range.

2.
Actual average per-ton realizations on committed and priced tons recognized in future periods may vary based on actual freight expense in future periods relative to assumed freight expense embedded in projected average per-ton realizations.

3.	Includes estimates of future coal shipments based upon contract terms and anticipated delivery schedules. Actual coal shipments may vary from these estimates.

4.	CAPP committed tons and price information represent captive Contura production and does not include Trading and Logistics.

5.	Excludes expenses related to non-cash stock compensation, accrual of incentive bonus and non-recurring business development expenses.

340 Martin Luther King Jr. Blvd. | P.O. Box 848 | Bristol, TN 37620 | 423.573.0300 | conturaenergy.com

ABOUT CONTURA ENERGY

Contura Energy (NYSE: CTRA) is a Tennessee-based coal supplier with affiliate mining operations across major coal basins in Pennsylvania, Virginia and West Virginia. With customers across the globe, high-quality reserves and significant port capacity, Contura Energy reliably supplies both metallurgical coal to produce steel and thermal coal to generate power. For more information, visit www.conturaenergy.com.

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements. These forward-looking statements are based on Contura's expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. These factors are difficult to predict accurately and may be beyond Contura’s control. Forward-looking statements in this news release or elsewhere speak only as of the date made. New uncertainties and risks arise from time to time, and it is impossible for Contura to predict these events or how they may affect Contura. Except as required by law, Contura has no duty to, and does not intend to, update or revise the forward-looking statements in this news release or elsewhere after the date this release is issued. In light of these risks and uncertainties, investors should keep in mind that results, events or developments discussed in any forward-looking statement made in this news release may not occur.

INVESTOR CONTACT
investorrelations@conturaenergy.com

Alex Rotonen, CFA
423.573.0396

MEDIA CONTACTS
corporatecommunications@conturaenergy.com

Rick Axthelm
423.573.0304

Emily O’Quinn
423.573.0369

340 Martin Luther King Jr. Blvd. | P.O. Box 848 | Bristol, TN 37620 | 423.573.0300 | conturaenergy.com

FINANCIAL TABLES FOLLOW

Use of Non-GAAP Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States (GAAP) provided throughout this press release, Contura has presented the following non-GAAP financial measure: Adjusted EBITDA. The company uses Adjusted EBITDA to measure the operating performance of its segments and allocate resources to the segments. This non-GAAP financial measure excludes various items detailed in the attached reconciliation tables.

The definition of this non-GAAP measure may be changed periodically by management to adjust for significant items important to an understanding of operating trends. This measure is not intended to replace financial performance measures determined in accordance with GAAP. Rather, it is presented as a supplemental measure of the company’s performance that management finds useful in assessing the company’s financial performance and believes is useful to securities analysts, investors and others in assessing the company’s performance over time. Moreover, this measure is not calculated identically by all companies and therefore may not be comparable to similarly titled measures used by other companies.

340 Martin Luther King Jr. Blvd. | P.O. Box 848 | Bristol, TN 37620 | 423.573.0300 | conturaenergy.com

CONTURA ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Amounts in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Coal revenues	$443,005	$319,178	$1,446,538	$1,100,078
Freight and handling revenues	—	61,492	—	191,411
Other revenues	4,866	1,868	12,583	5,836
Total revenues	447,871	382,538	1,459,121	1,297,325
Costs and expenses:
Cost of coal sales (exclusive of items shown separately below)	307,689	270,838	936,817	842,158
Freight and handling costs	91,041	61,492	268,017	191,411
Depreciation, depletion and amortization	11,141	7,504	33,951	25,292
Amortization of acquired intangibles, net	1,158	14,868	12,468	49,111
Selling, general and administrative expenses (exclusive of depreciation, depletion and amortization shown separately above)	12,382	15,946	43,490	56,094
Merger related costs	1,181	—	5,064	—
Secondary offering costs	—	1,061	—	4,499
Total other operating (income) loss:
Gain on disposal of assets	(601)	—	(17,103)	—
Mark-to-market adjustment for acquisition-related obligations	—	839	—	3,221
Gain on settlement of acquisition-related obligations	(118)	—	(410)	(9,200)
Other expenses	150	8	438	89
Total costs and expenses	424,023	372,556	1,282,732	1,162,675
Income from operations	23,848	9,982	176,389	134,650
Other income (expense):
Interest expense	(8,554)	(8,466)	(26,538)	(28,080)
Interest income	507	43	829	116
Loss on early extinguishment of debt	—	—	—	(38,701)
Equity loss in affiliates	(1,624)	(411)	(2,857)	(2,120)
Bargain purchase gain	—	369	—	1,011
Miscellaneous income, net	(154)	(158)	(737)	(350)
Total other expense, net	(9,825)	(8,623)	(29,303)	(68,124)
Income from continuing operations before income taxes	14,023	1,359	147,086	66,526
Income tax (expense) benefit	(12)	8,371	(133)	(7,440)
Net income from continuing operations	14,011	9,730	146,953	59,086
Discontinued operations:
(Loss) income from discontinued operations before income taxes	(2,117)	3,724	(4,330)	(276)
Income tax expense from discontinued operations	—	(3,295)	—	(929)
(Loss) income from discontinued operations	(2,117)	429	(4,330)	(1,205)
Net income	$11,894	$10,159	$142,623	$57,881

340 Martin Luther King Jr. Blvd. | P.O. Box 848 | Bristol, TN 37620 | 423.573.0300 | conturaenergy.com

Basic income (loss) per common share:
Income from continuing operations	$1.45	$0.95	$15.30	$5.74
(Loss) income from discontinued operations	(0.22)	0.04	(0.45)	(0.12)
Net income	$1.23	$0.99	$14.85	$5.62

Diluted income (loss) per common share
Income from continuing operations	$1.35	$0.89	$14.23	$5.45
(Loss) income from discontinued operations	(0.20)	0.04	(0.42)	(0.11)
Net income	$1.15	$0.93	$13.81	$5.34

Weighted average shares - basic	9,633,164	10,277,974	9,602,860	10,298,889
Weighted average shares - diluted	10,384,513	10,896,856	10,328,031	10,832,989

340 Martin Luther King Jr. Blvd. | P.O. Box 848 | Bristol, TN 37620 | 423.573.0300 | conturaenergy.com

CONTURA ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Amounts in thousands, except share and per share data)

	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$238,129	$141,924
Trade accounts receivable, net of allowance for doubtful accounts of $0 as of September 30, 2018 and December 31, 2017	138,697	127,326
Inventories, net	58,496	69,561
Assets held for sale	—	171
Short-term restricted cash	8,853	11,615
Short-term deposits	6,551	12,366
Prepaid expenses and other current assets	45,915	59,693
Current assets - discontinued operations	22,179	40,498
Total current assets	518,820	463,154
Property, plant, and equipment, net	218,347	196,579
Other acquired intangibles, net of accumulated amortization of $20,760 and $28,662 as of September 30, 2018 and December 31, 2017	5,990	18,458
Long-term restricted cash	36,882	40,421
Long-term deposits	9,237	3,607
Deferred income taxes	78,744	78,744
Other non-current assets	38,605	28,005
Non-current assets - discontinued operations	—	7,632
Total assets	$906,625	$836,600
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$4,791	$10,730
Trade accounts payable	79,360	76,319
Acquisition-related obligations - current	13,670	15,080
Liabilities held for sale	1,345	27,161
Accrued expenses and other current liabilities	56,020	58,771
Current liabilities - discontinued operations	20,850	54,114
Total current liabilities	176,036	242,175
Long-term debt	361,770	361,973
Acquisition-related obligations - long-term	11,997	20,332
Asset retirement obligations	55,821	52,434
Other non-current liabilities	61,686	59,276
Non-current liabilities - discontinued operations	103	7,762
Total liabilities	667,413	743,952
Commitments and Contingencies
Stockholders’ Equity
Preferred stock - par value $0.01, 2.0 million shares authorized, none issued	—	—
Common stock - par value $0.01, 20.0 million shares authorized, 10.8 million issued and 9.9 million outstanding at September 30, 2018 and 10.7 million issued and 9.9 million outstanding at December 31, 2017	108	108
Additional paid-in capital	49,407	40,616

340 Martin Luther King Jr. Blvd. | P.O. Box 848 | Bristol, TN 37620 | 423.573.0300 | conturaenergy.com

Accumulated other comprehensive loss	(1,959)	(1,948)
Treasury stock, at cost: 0.9 million shares at September 30, 2018 and 0.8 million shares at December 31, 2017	(54,931)	(50,092)
Retained earnings	246,587	103,964
Total stockholders’ equity	239,212	92,648
Total liabilities and stockholders’ equity	$906,625	$836,600

340 Martin Luther King Jr. Blvd. | P.O. Box 848 | Bristol, TN 37620 | 423.573.0300 | conturaenergy.com

CONTURA ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Amounts in thousands)

	Nine Months Ended September 30,
	2018	2017
Operating activities:
Net income	$142,623	$57,881
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	33,951	49,431
Amortization of acquired intangibles, net	12,468	49,111
Accretion of acquisition-related obligations discount	4,165	5,954
Amortization of debt issuance costs and accretion of debt discount	2,264	2,132
Mark-to-market adjustment for acquisition-related obligations	—	3,221
Gain on settlement of acquisition-related obligations	(410)	(9,200)
Gain on disposal of assets	(17,103)	(513)
Bargain purchase gain	—	(1,011)
Accretion of asset retirement obligations	5,545	16,573
Employee benefit plans, net	6,551	8,459
Loss on early extinguishment of debt	—	38,701
Stock-based compensation	9,472	11,946
Equity in loss of affiliates	2,857	2,106
Other, net	1,020	—
Changes in operating assets and liabilities	(27,087)	25,141
Net cash provided by operating activities	176,316	259,932
Investing activities:
Capital expenditures	(56,722)	(56,403)
Payments on disposal of assets	(10,250)	—
Proceeds on disposal of assets	647	2,449
Capital contributions to equity affiliates	(3,759)	(4,160)
Purchase of additional ownership interest in equity affiliate	—	(13,293)
Other, net	(1,455)	(408)
Net cash used in investing activities	(71,539)	(71,815)
Financing activities:
Proceeds from borrowings on debt	—	396,000
Principal repayments of debt	(6,323)	(368,500)
Principal repayments of capital lease obligations	(221)	(798)
Debt issuance costs	(466)	(14,385)
Debt extinguishment costs	—	(25,036)
Debt amendment costs	—	(4,520)
Common stock repurchases and related expenses	(4,839)	(17,445)
Special dividend paid	—	(92,786)
Principal repayments of notes payable	(3,094)	(1,093)
Other, net	70	11
Net cash used in financing activities	(14,873)	(128,552)
Net increase in cash and cash equivalents and restricted cash	89,904	59,565

340 Martin Luther King Jr. Blvd. | P.O. Box 848 | Bristol, TN 37620 | 423.573.0300 | conturaenergy.com

Cash and cash equivalents and restricted cash at beginning of period	193,960	171,289
Cash and cash equivalents and restricted cash at end of period	$283,864	$230,854

Supplemental cash flow information:
Cash paid for interest	$20,417	$34,091
Cash paid for taxes	$6	$13,328
Cash received for income tax refunds	$13,457	$—
Supplemental disclosure of non-cash investing and financing activities:
Capital leases and capital financing - equipment	$414	$735
Accrued capital expenditures	$7,725	$9,169

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the Condensed Consolidated Balance Sheets that sum to the total of the same such amounts shown in the Condensed Consolidated Statements of Cash Flows.

	Nine Months Ended September 30,
	2018	2017
Cash and cash equivalents	$238,129	$173,490
Short-term restricted cash	8,853	—
Long-term restricted cash	36,882	57,364
Total cash and cash equivalents and restricted cash shown in the Condensed Consolidated Statements of Cash Flows	$283,864	$230,854

340 Martin Luther King Jr. Blvd. | P.O. Box 848 | Bristol, TN 37620 | 423.573.0300 | conturaenergy.com

CONTURA ENERGY, INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION
(Amounts in thousands)

Reconciliation of Non-GAAP measures:

	Three Months Ended September 30, 2018
	CAPP	NAPP	Trading and Logistics	All Other	Consolidated
Net income (loss) from continuing operations	$24,787	$(4,765)	$15,749	$(21,760)	$14,011
Interest expense	4	(490)	—	9,040	8,554
Interest income	(7)	(12)	—	(488)	(507)
Income tax expense	—	—	—	12	12
Depreciation, depletion and amortization	5,658	5,298	—	185	11,141
Merger related costs	—	—	—	1,181	1,181
Non-cash stock compensation expense	—	—	—	1,885	1,885
Gain on settlement of acquisition-related obligations	—	—	—	(118)	(118)
Accretion expense	548	941	—	—	1,489
Amortization of acquired intangibles, net	—	—	1,158	—	1,158
Adjusted EBITDA (1)	$30,990	$972	$16,907	$(10,063)	$38,806
(1) Pursuant to the PRB divestiture and classification as a discontinued operation, the Company is no longer presenting a PRB reporting segment. The former PRB reporting segment had Adjusted EBITDA of ($1,102) for the three months ended September 30, 2018.

Segment Information:

	Three Months Ended September 30, 2018
	CAPP	NAPP	Trading and Logistics	All Other	Consolidated
Total revenues	$115,280	$60,944	$270,985	$662	$447,871
Depreciation, depletion, and amortization	$5,658	$5,298	$—	$185	$11,141
Amortization of acquired intangibles, net	$—	$—	$1,158	$—	$1,158
Adjusted EBITDA	$30,990	$972	$16,907	$(10,063)	$38,806
Capital expenditures	$7,984	$10,270	$—	$119	$18,373

340 Martin Luther King Jr. Blvd. | P.O. Box 848 | Bristol, TN 37620 | 423.573.0300 | conturaenergy.com

Reconciliation of Non-GAAP measures:

	Nine Months Ended September 30, 2018
	CAPP	NAPP	Trading and Logistics	All Other	Consolidated
Net income (loss) from continuing operations	$147,787	$1,440	$70,643	$(72,917)	$146,953
Interest expense	316	(839)	—	27,061	26,538
Interest income	(17)	(24)	(18)	(770)	(829)
Income tax expense	—	—	—	133	133
Depreciation, depletion and amortization	17,636	15,761	—	554	33,951
Merger related costs	—	—	—	5,064	5,064
Management restructuring costs (1)	—	—	—	2,659	2,659
Non-cash stock compensation expense	—	—	—	8,240	8,240
Gain on settlement of acquisition-related obligations	—	—	—	(410)	(410)
Gain on sale of disposal group (2)	(16,386)	—	—	—	(16,386)
Accretion expense	2,722	2,823	—	—	5,545
Amortization of acquired intangibles, net	—	—	12,468	—	12,468
Adjusted EBITDA (3)	$152,058	$19,161	$83,093	$(30,386)	$223,926
(1) Management restructuring costs are related to severance expense associated with senior management changes in the nine months ended September 30, 2018.
(2) During the fourth quarter of 2017, the Company entered into an asset purchase agreement to sell a disposal group (comprised of property, plant and equipment and associated asset retirement obligations) within our CAPP segment. From the date the Company entered into the asset purchase agreement through the transaction close date, the property, plant and equipment and associated asset retirement obligations were classified as held for sale in amounts representing the fair value of the disposal group. Upon permit transfer, the transaction closed on April 2, 2018. The Company paid $10,000 in connection with the transaction, which was paid into escrow on March 27, 2018 and transferred to the buyer at the transaction close date, and expects to pay a series of additional cash payments in the aggregate amount of $1,500, per the terms stated in the agreement, and recorded a gain on sale of $16,386 within gain on disposal of assets within the Condensed Consolidated Statements of Operations.
(3) Pursuant to the PRB divestiture and classification as a discontinued operation, the Company is no longer presenting a PRB reporting segment. The former PRB reporting segment had Adjusted EBITDA of ($3,470) for the nine months ended September 30, 2018.

Segment Information:

	Nine Months Ended September 30, 2018
	CAPP	NAPP	Trading and Logistics	All Other	Consolidated
Total revenues	$402,823	$196,173	$857,230	$2,895	$1,459,121
Depreciation, depletion, and amortization	$17,636	$15,761	$—	$554	$33,951
Amortization of acquired intangibles, net	$—	$—	$12,468	$—	$12,468
Adjusted EBITDA	$152,058	$19,161	$83,093	$(30,386)	$223,926
Capital expenditures	$23,829	$32,611	$—	$282	$56,722

340 Martin Luther King Jr. Blvd. | P.O. Box 848 | Bristol, TN 37620 | 423.573.0300 | conturaenergy.com

Reconciliation of Non-GAAP measures:

	Three Months Ended September 30, 2017
	CAPP	NAPP	Trading and Logistics	All Other	Consolidated
Net income (loss) from continuing operations	$30,238	$(3,300)	$613	$(17,821)	$9,730
Interest expense	1	(264)	—	8,729	8,466
Interest income	(3)	—	—	(40)	(43)
Income tax expense	—	—	—	(8,371)	(8,371)
Depreciation, depletion and amortization	2,736	4,544	—	224	7,504
Non-cash stock compensation expense	—	—	171	5,143	5,314
Mark-to-market adjustment - acquisition-related obligations	—	—	—	839	839
Secondary offering costs	—	—	—	1,061	1,061
Bargain purchase gain	—	—	—	(369)	(369)
Accretion expense	1,461	1,041	—	—	2,502
Amortization of acquired intangibles, net	—	—	14,868	—	14,868
Adjusted EBITDA (1) (2)	$34,433	$2,021	$15,652	$(10,605)	$41,501
(1) The Company’s Adjusted EBITDA calculation has been modified to add back non-cash stock compensation expense to align with industry peer group methodology.
(2) Pursuant to the PRB divestiture and classification as a discontinued operation, the Company is no longer presenting a PRB reporting segment. The former PRB reporting segment had Adjusted EBITDA of $14,528 for the three months ended September 30, 2017.

Segment Information:

	Three Months Ended September 30, 2017
	CAPP	NAPP	Trading and Logistics	All Other	Consolidated
Total revenues	$108,996	$66,625	$206,749	$168	$382,538
Depreciation, depletion, and amortization	$2,736	$4,544	$—	$224	$7,504
Amortization of acquired intangibles, net	$—	$—	$14,868	$—	$14,868
Adjusted EBITDA	$34,433	$2,021	$15,652	$(10,605)	$41,501
Capital expenditures	$3,645	$14,156	$—	$—	$17,801

340 Martin Luther King Jr. Blvd. | P.O. Box 848 | Bristol, TN 37620 | 423.573.0300 | conturaenergy.com

Reconciliation of Non-GAAP measures:

	Nine Months Ended September 30, 2017
	CAPP	NAPP	Trading and Logistics	All Other	Consolidated
Net income (loss) from continuing operations	$128,584	$41,855	$17,203	$(128,556)	$59,086
Interest expense	(92)	(633)	—	28,805	28,080
Interest income	(8)	—	—	(108)	(116)
Income tax expense	—	—	—	7,440	7,440
Depreciation, depletion and amortization	13,447	11,206	—	639	25,292
Non-cash stock compensation expense	—	—	380	11,532	11,912
Mark-to-market adjustment - acquisition-related obligations	—	—	—	3,221	3,221
Gain on settlement of acquisition-related obligations	—	—	—	(9,200)	(9,200)
Secondary offering costs	—	—	—	4,499	4,499
Loss on early extinguishment of debt	—	—	—	38,701	38,701
Bargain purchase gain	—	—	—	(1,011)	(1,011)
Accretion expense	4,384	3,123	—	—	7,507
Amortization of acquired intangibles, net	—	—	49,111	—	49,111
Expenses related to Special Dividend	377	57	—	9,102	9,536
Adjusted EBITDA (1) (2)	$146,692	$55,608	$66,694	$(34,936)	$234,058
(1) The Company’s Adjusted EBITDA calculation has been modified to add back non-cash stock compensation expense to align with industry peer group methodology.
(2) Pursuant to the PRB divestiture and classification as a discontinued operation, the Company is no longer presenting a PRB reporting segment. The former PRB reporting segment had Adjusted EBITDA of $33,289 for the nine months ended September 30, 2017.

Segment Information:

	Nine Months Ended September 30, 2017
	CAPP	NAPP	Trading and Logistics	All Other	Consolidated
Total revenues	$369,600	$243,605	$683,558	$562	$1,297,325
Depreciation, depletion, and amortization	$13,447	$11,206	$—	$639	$25,292
Amortization of acquired intangibles, net	$—	$—	$49,111	$—	$49,111
Adjusted EBITDA	$146,692	$55,608	$66,694	$(34,936)	$234,058
Capital expenditures	$10,834	$36,365	$—	$1,058	$48,257

340 Martin Luther King Jr. Blvd. | P.O. Box 848 | Bristol, TN 37620 | 423.573.0300 | conturaenergy.com

CONTURA ENERGY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(Amounts in thousands, except per ton data)

	Three Months Ended September 30,		Increase (Decrease)
(In thousands, except for per ton data)	2018	2017	$ or Tons	%
Revenues:
Coal revenues:
Steam	$51,010	$60,684	$(9,674)	(15.9)%
Met	300,954	258,494	42,460	16.4%
Freight and handling fulfillment revenues	91,041	61,492	29,549	48.1%
Other revenues	4,866	1,868	2,998	160.5%
Total revenues	$447,871	$382,538	$65,333	17.1%

Tons sold:
Steam	1,238	1,399	(161)	(11.5)%
Met	2,641	2,389	252	10.5%
Total	3,879	3,788	91	2.4%

Coal sales realization per ton (1):
Steam	$41.20	$43.38	$(2.18)	(5.0)%
Met	$113.95	$108.20	$5.75	5.3%
Average	$90.74	$84.26	$6.48	7.7%

	Three Months Ended September 30,		Increase (Decrease)
(In thousands, except for per ton data)	2018	2017	$ or Tons	%
Coal revenues (1):
CAPP Operations	$115,107	$108,611	$6,496	6.0%
NAPP Operations	59,063	65,699	(6,636)	(10.1)%
Trading and Logistics Operations	177,794	144,868	32,926	22.7%
Total coal revenues	$351,964	$319,178	$32,786	10.3%

Tons sold:
CAPP Operations	987	1,026	(39)	(3.8)%
NAPP Operations	1,316	1,474	(158)	(10.7)%
Trading and Logistics Operations	1,576	1,288	288	22.4%

Coal sales realization per ton (1):
CAPP Operations	$116.62	$105.86	$10.76	10.2%
NAPP Operations	$44.88	$44.57	$0.31	0.7%
Trading and Logistics Operations	$112.81	$112.48	$0.33	0.3%
Average	$90.74	$84.26	$6.48	7.7%

(1) Does not include $91.0 million of freight and handling fulfillment revenues for the three months ended September 30, 2018.

340 Martin Luther King Jr. Blvd. | P.O. Box 848 | Bristol, TN 37620 | 423.573.0300 | conturaenergy.com

	Three Months Ended September 30,		Increase (Decrease)
(In thousands, except for per ton data)	2018	2017	$ or Tons	%
Cost of coal sales (exclusive of items shown separately below)	$307,689	$270,838	$36,851	13.6%
Freight and handling costs	91,041	61,492	29,549	48.1%
Depreciation, depletion and amortization	11,141	7,504	3,637	48.5%
Amortization of acquired intangibles, net	1,158	14,868	(13,710)	(92.2)%
Selling, general and administrative expenses (exclusive of depreciation, depletion and amortization shown separately above)	12,382	15,946	(3,564)	(22.4)%
Merger related costs	1,181	—	1,181	100.0%
Secondary offering costs	—	1,061	(1,061)	(100.0)%
Total other operating (income) loss:
Gain on disposal of assets	(601)	—	(601)	(100.0)%
Mark-to-market adjustment for acquisition-related obligations	—	839	(839)	(100.0)%
Gain on settlement of acquisition-related obligations	(118)	—	(118)	(100.0)%
Other expenses	150	8	142	1,775.0%
Total costs and expenses	424,023	372,556	51,467	13.8%
Other (expense) income:
Interest expense	(8,554)	(8,466)	(88)	(1.0)%
Interest income	507	43	464	1,079.1%
Equity loss in affiliates	(1,624)	(411)	(1,213)	(295.1)%
Bargain purchase gain	—	369	(369)	(100.0)%
Miscellaneous income, net	(154)	(158)	4	2.5%
Total other expense, net	(9,825)	(8,623)	(1,202)	(13.9)%
Income tax expense	(12)	8,371	(8,383)	(100.1)%
Net income from continuing operations	$14,011	$9,730	$4,281	44.0%

Cost of coal sales:
CAPP Operations	$85,254	$75,947	$9,307	12.3%
NAPP Operations	$61,021	$65,611	$(4,590)	(7.0)%
Trading and Logistics Operations	$161,414	$129,374	$32,040	24.8%

340 Martin Luther King Jr. Blvd. | P.O. Box 848 | Bristol, TN 37620 | 423.573.0300 | conturaenergy.com

Tons sold:
CAPP Operations	987	1,026	(39)	(3.8)%
NAPP Operations	1,316	1,474	(158)	(10.7)%
Trading and Logistics Operations	1,576	1,288	288	22.4%

Cost of coal sales per ton:
CAPP Operations	$86.38	$74.02	$12.36	16.7%
NAPP Operations	$46.37	$44.51	$1.86	4.2%
Trading and Logistics Operations	$102.42	$100.45	$1.97	2.0%

Coal margin per ton (1):
CAPP Operations	$30.24	$31.84	$(1.60)	(5.0)%
NAPP Operations	$(1.49)	$0.06	$(1.55)	(2,583.3)%
Trading and Logistics Operations	$10.39	$12.03	$(1.64)	(13.6)%
(1) Coal margin per ton for our reportable segments is calculated as coal sales realization per ton for our reportable segments less cost of coal sales per ton for our reportable segments. Coal margin per ton is not shown for our All Other category since it has no coal sales or coal production related to our continuing operations.

340 Martin Luther King Jr. Blvd. | P.O. Box 848 | Bristol, TN 37620 | 423.573.0300 | conturaenergy.com

	Nine Months Ended September 30,		Increase (Decrease)
(In thousands, except for per ton data)	2018	2017	$ or Tons	%
Revenues:
Coal revenues:
Steam	$162,937	$226,939	$(64,002)	(28.2)%
Met	1,015,584	873,139	142,445	16.3%
Freight and handling fulfillment revenues	268,017	191,411	76,606	40.0%
Other revenues	12,583	5,836	6,747	115.6%
Total revenues	$1,459,121	$1,297,325	$161,796	12.5%

Tons sold:
Steam	3,917	5,360	(1,443)	(26.9)%
Met	8,164	6,855	1,309	19.1%
Total	12,081	12,215	(134)	(1.1)%

Coal sales realization per ton (1):
Steam	$41.60	$42.34	$(0.74)	(1.7)%
Met	$124.40	$127.37	$(2.97)	(2.3)%
Average	$97.55	$90.06	$7.49	8.3%

	Nine Months Ended September 30,		Increase (Decrease)
(In thousands, except for per ton data)	2018	2017	$ or Tons	%
Coal revenues (1):
CAPP Operations	$401,830	$368,586	$33,244	9.0%
NAPP Operations	191,229	240,700	(49,471)	(20.6)%
Trading and Logistics Operations	585,462	490,792	94,670	19.3%
Total coal revenues	$1,178,521	$1,100,078	$78,443	7.1%

Tons sold:
CAPP Operations	3,125	3,074	51	1.7%
NAPP Operations	4,302	5,512	(1,210)	(22.0)%
Trading and Logistics Operations	4,654	3,629	1,025	28.2%

Coal sales realization per ton (1):
CAPP Operations	$128.59	$119.90	$8.69	7.2%
NAPP Operations	$44.45	$43.67	$0.78	1.8%
Trading and Logistics Operations	$125.80	$135.24	$(9.44)	(7.0)%
Average	$97.55	$90.06	$7.49	8.3%

(1) Does not include $268.0 million of freight and handling fulfillment revenues for the nine months ended September 30, 2018.

340 Martin Luther King Jr. Blvd. | P.O. Box 848 | Bristol, TN 37620 | 423.573.0300 | conturaenergy.com

	Nine Months Ended September 30,		Increase (Decrease)
(In thousands, except for per ton data)	2018	2017	$ or Tons	%
Cost of coal sales (exclusive of items shown separately below)	$936,817	$842,158	$94,659	11.2%
Freight and handling costs	268,017	191,411	76,606	40.0%
Depreciation, depletion and amortization	33,951	25,292	8,659	34.2%
Amortization of acquired intangibles, net	12,468	49,111	(36,643)	(74.6)%
Selling, general and administrative expenses (exclusive of depreciation, depletion and amortization shown separately above)	43,490	56,094	(12,604)	(22.5)%
Merger related costs	5,064	—	5,064	100.0%
Secondary offering costs	—	4,499	(4,499)	(100.0)%
Total other operating (income) loss:
Gain on disposal of assets	(17,103)	—	(17,103)	(100.0)%
Mark-to-market adjustment for acquisition-related obligations	—	3,221	(3,221)	(100.0)%
Gain on settlement of acquisition-related obligations	(410)	(9,200)	8,790	95.5%
Other expenses	438	89	349	392.1%
Total costs and expenses	1,282,732	1,162,675	$120,057	10.3%
Other income (expense):
Interest expense	(26,538)	(28,080)	1,542	5.5%
Interest income	829	116	713	614.7%
Loss on early extinguishment of debt	—	(38,701)	38,701	100.0%
Equity loss in affiliates	(2,857)	(2,120)	(737)	(34.8)%
Bargain purchase gain	—	1,011	(1,011)	(100.0)%
Miscellaneous income, net	(737)	(350)	(387)	(110.6)%
Total other expense, net	(29,303)	(68,124)	38,821	57.0%
Income tax expense	(133)	(7,440)	7,307	98.2%
Net income from continuing operations	$146,953	$59,086	$87,867	148.7%

Cost of coal sales:
CAPP Operations	$253,424	$227,431	$25,993	11.4%
NAPP Operations	$180,137	$191,258	$(11,121)	(5.8)%
Trading and Logistics Operations	$503,256	$423,755	$79,501	18.8%

Tons sold:
CAPP Operations	3,125	3,074	$51	1.7%
NAPP Operations	4,302	5,512	$(1,210)	(22.0)%
Trading and Logistics Operations	4,654	3,629	$1,025	28.2%

Cost of coal sales per ton:
CAPP Operations	$81.10	$73.99	$7.11	9.6%
NAPP Operations	$41.87	$34.70	$7.17	20.7%
Trading and Logistics Operations	$108.13	$116.77	$(8.64)	(7.4)%

340 Martin Luther King Jr. Blvd. | P.O. Box 848 | Bristol, TN 37620 | 423.573.0300 | conturaenergy.com

Coal margin per ton (1):
CAPP Operations	$47.49	$45.91	$1.58	3.4%
NAPP Operations	$2.58	$8.97	$(6.39)	(71.2)%
Trading and Logistics Operations	$17.67	$18.47	$(0.80)	(4.3)%
(1) Coal margin per ton for our reportable segments is calculated as coal sales realization per ton for our reportable segments less cost of coal sales per ton for our reportable segments. Coal margin per ton is not shown for our All Other category since it has no coal sales or coal production related to our continuing operations.

340 Martin Luther King Jr. Blvd. | P.O. Box 848 | Bristol, TN 37620 | 423.573.0300 | conturaenergy.com